UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Thrivent Mutual Funds
(Name of Registrant as Specified in Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your vote is needed now for the Thrivent Low Volatility Equity Fund Special Meeting of Shareholders to be held on August 1, 2024.

Control Number

IMPORTANT – YOUR VOTE IS NEEDED!

Your vote is important – regardless of how many shares you own – for us to reach the required number of votes to hold the meeting and pass the proposed merger of Thrivent Low Volatility Equity Fund into Thrivent Global Stock Fund. It only takes a minute to vote. Our records indicate that your vote has not been received.

Please Vote Today! Choose one of the options below to vote:

•	Internet voting – visit http://www.proxypush.com/THR and refer to the Control Number listed above; or

•

Call (888) 441-3205 (toll free) Monday through Friday between 9:00 a.m. to 6:00 p.m. EDT to speak with a live representative of Mediant, the firm assisting Thrivent Low Volatility Equity Fund in gathering votes. Please ensure to have your Control Number (listed above) in hand.

To view the proxy materials online, visit www.proxypush.com/THR and enter your control number.

Thank you!

Michael W. Kremenak

President

Thrivent Mutual Funds

thriventfunds.com	Thrivent Funds P.O. Box 219348 Kansas City, Missouri 64121-9348	Phone 800-847-4836

Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. The principal underwriter for Thrivent Funds is Thrivent Distributors, LLC, a registered broker/dealer and member of FINRA. These entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans.